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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

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                                                                            JURISDICTION OF
NAME OF SUBSIDIARY                                                           INCORPORATION
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
RH Holding Company, Inc.                                                  California
LegalTeam, Inc.                                                           California
Benchmark Staffing, Inc.                                                  California
Benchmark Resources, Inc.                                                 California
Robert Half Licensing, Inc.                                               California
Robert Half of California, Inc.                                           California
Cooperative Resources, Inc.                                               California
Golden State Temporaries, Inc.                                            California
Merlin Freelancers, Inc.                                                  California
TM Holdings, Inc.                                                         California
Robert Half of Texas G.P. Ltd.                                            Delaware
XYZ-II, Inc.                                                              Delaware
Atlantic Temporaries, Inc.                                                Delaware
Texas Temp Gen, Inc.                                                      Delaware
Texas Temp Lim, Inc.                                                      Delaware
Jersey Temporaries, Inc.                                                  Delaware
TM Digital, Inc.                                                          Delaware
Robert Half Incorporated                                                  Florida
R-H International Advertising Fund, Inc.                                  Florida
OfficeTeam Inc.                                                           Louisiana
Robert Half Corporation                                                   Nevada
Robert Half Nevada Staff, Inc.                                            Nevada
Tripoli Associates Corporation                                            New York
Robert Half of Pennsylvania, Inc.                                         Pennsylvania
Texas Temp Limited Partnership                                            Texas
RHT, L.P. (a limited partnership)                                         Texas
Robert Half Australia Pty. Ltd.                                           Australia
RHI Belgium S.A./N.V.                                                     Belgium
Robert Half Belgium S.A./N.V.                                             Belgium
Robert Half Canada Inc.                                                   Canada
Robert Half France S.A.                                                   France
Accountemps S.A.R.L.                                                      France
Robert Half S.A.                                                          France
Robert Half Limited                                                       United Kingdom
Robert Half Personnel (Midlands) Limited                                  United Kingdom
Envaward Limited                                                          United Kingdom
Hatlon Limited                                                            United Kingdom
Smiths Recruitment Limited                                                United Kingdom
Robert Half Deutschland                                                   Germany
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